EXHIBIT  10.2
ASSIGNMENT  OF  LEASE
-------------------


     This ASSIGNMENT OF LEASE is entered into as of October 27, 2003, by and between FTS WIRELESS, Inc., a FLORIDA corporation ("Purchaser") and PAGERS N PHONES, Inc., a Florida corporation ("Seller").

BACKGROUND
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     A.     Pursuant  to  that  certain  Lease  dated March 3rd ,2000 ("Lease"), by and between PAGERS N PHONES, Inc. and JULIAN and CAROL Craft, as landlord ("Landlord"), Seller is the owner of a leasehold interest in the premises, located at 994 Brandon Blvd., Brandon, FL 33511 (the "Premises") as more fully described in the Lease, a true, correct and complete copy of which is attached hereto as Exhibit A and incorporated herein by reference; and

     B. Pursuant to an Asset Purchase Agreement for the acquisition of certain assets of Seller, dated as of October 27, 2003 ("Agreement"), Seller has agreed to transfer, and Purchaser has agreed to acquire, certain assets of Seller and to assume certain of the liabilities of Seller, including the Lease.


     NOW, THEREFORE, in consideration of the Premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

     1. Seller hereby assigns, transfers and sets over to Purchaser all of Seller's right, title, interest in and to Seller's interest as lessee under the Lease effective as of the Closing of the Acquisition ("Effective Date").

2. Purchaser hereby accepts the aforesaid assignment, and hereby assumes all of the rights, responsibilities, liabilities and obligations of Seller, as lessee, under the terms, conditions and covenants contained in the Lease, with like force and effect as if Purchaser had executed the Lease in the first instance.

3. Seller shall remain liable only for the observance and performance of its obligations as lessee under the Lease arising prior to the Effective Date. Purchaser shall be liable for the observance and performance of its obligations as lessee under the Lease arising on and after the Effective Date.

4. Seller shall be responsible for and shall indemnify Purchaser, pursuant to the Agreement, regarding the observance and performance of all of the agreements and obligations of Seller as lessee under the Lease arising prior to the Effective Date. Purchaser shall be responsible for and shall indemnify Seller, pursuant to the Agreement, regarding the observance and performance of all of the agreements and obligations of Seller as lessee under the Lease arising on or after the Effective Date.

5. The parties agree that this Assignment will not be changed, modified, discharged or terminated orally or in any manner other than an agreement in writing signed by all of the parties hereto.

6. The agreements, terms and provision of this Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. The parties shall execute and deliver such further and additional instruments, agreements and other documents as may be necessary to evidence or carry out the provisions of this Assignment.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Assignment of Lease to be executed as of the date first above written.

PURCHASER:

FTS  WIRELESS,  Inc.


By:  /s/  Scott  Gallagher
     ---------------------
Name:  Scott  Gallagher
Title:  President


SELLER:

PAGERS  N  PHONES,  Inc.


By:  /s/  David  Taylor
     ------------------
Name:  David  Taylor
Title:  President